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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-218680

PROSPECTUS

Antero Midstream Partners LP
Antero Midstream Finance Corporation
Offer to Exchange
Up to $650,000,000 of
5.375% Senior Notes due 2024
That Have Not Been Registered Under the Securities Act,
which are referred to as the "old notes,"
for
Up to $650,000,000 of
5.375% Senior Notes due 2024
That Have Been Registered Under the Securities Act,
which are referred to as the "new notes"

Terms of the New 5.375% Senior Notes due 2024 Offered in the Exchange Offer:

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  The terms of the new notes are substantially identical to the terms of the old notes that were issued on September 13, 2016, except that the new notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

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  We are offering to exchange up to $650,000,000 of our old notes for an equal principal amount of new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

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  We will exchange old notes that are validly tendered and not validly withdrawn before the Exchange Offer expires for an equal principal amount of new notes.

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  The Expiration Date for the Exchange Offer is 11:59 p.m., New York City time, on July 27, 2017, unless extended.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

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  We will not receive any proceeds from the Exchange Offer.

        You should carefully consider the risks set forth under "Risk Factors" beginning on page 7 of this prospectus before participating in the Exchange Offer.

        Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Please read "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2017

        This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing us at the following address: 1615 Wynkoop Street, Denver, Colorado 80202, or by calling (303) 357-7310. To obtain timely delivery, you must request the information no later than July 20, 2017.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission (the "SEC"). This prospectus does not contain all of the information found in the registration statement. Before you decide to participate in the Exchange Offer, please review the full registration statement, including the information set forth under the heading the "Risk Factors" beginning on page 7 of this prospectus, the documents described under the heading "Where You Can Find More Information" in this prospectus, the exhibits to the registration statement and any additional information you may need to make your investment decision. You should rely only on the information contained in the registration statement, including this prospectus and the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information and if anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date as set forth on the front cover. Our business, financial condition and results of operations may have changed since that date. We will disclose any material changes to such in an amendment to this prospectus or a prospectus supplement.

        We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        We are not making any representation to you regarding the legality of your participation in the Exchange Offer under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of participating in the Exchange Offer.

 CERTAIN TERMS USED IN THIS PROSPECTUS

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to:

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  "the Partnership," "we," "our," "us" or like terms refer to Antero Midstream Partners LP and its subsidiaries;

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  "Antero Resources" refer to Antero Resources Corporation;

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  "our general partner" refer to Antero Midstream Partners GP LLC and, if the context so requires, its subsidiaries and affiliates.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including the documents incorporated by reference herein, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are incorporated by reference herein. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.

        Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

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  Antero Resources Corporation's expected production and ability to meet its drilling and development plan;

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  our ability to execute our business strategy;

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  our ability to realize the anticipated benefits of our processing and fractionation joint venture with MarkWest Energy Partners, L.P.;

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  natural gas, natural gas liquids ("NGLs") and oil prices;

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  competition and government regulations;

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  actions taken by third-party producers, operators, processors and transporters;

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  legal or environmental matters;

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  costs of conducting our gathering and compression operations;

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  general economic conditions;

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  credit markets;

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  operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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  uncertainty regarding our future operating results; and

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  plans, objectives, expectations and intentions contained in this report that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. These risks include, but are not limited to, commodity price volatility, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are incorporated by reference herein.

        Should one or more of the risks or uncertainties described or incorporated by reference in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY

        This summary highlights certain information about us and the Exchange Offer. You should carefully read the entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and terms of the notes, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the "Risk Factors" section beginning on page 7 of this prospectus and the risk factors described under the heading "Risk Factors" included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are incorporated by reference in this prospectus.

 Our Company

Overview

        We are a growth-oriented master limited partnership formed by Antero Resources Corporation ("Antero Resources") to own, operate and develop midstream energy assets to service Antero Resources' increasing production. Our assets consist of gathering pipelines, compressor stations, and interests in processing and fractionation plants that collect and process natural gas, NGLs and oil from Antero Resources' wells in the Marcellus Shale in West Virginia and the Utica Shale in Ohio. Our assets also include two independent fresh water delivery systems that deliver fresh water from the Ohio River, several regional waterways, and wastewater handling services for well completion operations in Antero Resources' operating areas. These fresh water delivery systems consist of permanent buried pipelines, surface pipelines and fresh water storage facilitates, as well as pumping stations and impoundments to transport the fresh water throughout the pipelines. The wastewater handling services consist of wastewater transportation, disposal, and treatment, including a water treatment facility currently under construction.

        For additional information regarding our company and our financial statements, see "Where You Can Find More Information."

Principal Executive Offices

        Our principal executive offices are located at 1615 Wynkoop Street, Denver, Colorado 80202, and our telephone number is (303) 357-7310. Our website address is www.anteromidstream.com. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to tender your notes.

The Exchange Offer

        The following summary contains basic information about the Exchange Offer and is not intended to be complete. For a more complete understanding of the Exchange Offer, please refer to the section entitled "The Exchange Offer" in this prospectus.

        On September 13, 2016, we issued $650 million in aggregate principal amount of 5.375% Senior Notes due 2024, which we refer to herein as the "old notes." Certain of our subsidiaries guaranteed the old notes. The old notes were issued, and the new notes will be issued, under the Indenture (as such term is defined herein).

        At closing of the old notes offering on September 13, 2016, we and the subsidiary guarantors entered into a Registration Rights Agreement dated September 13, 2016 (the "Registration Rights Agreement") with the initial purchasers in the private offerings, pursuant to which all of us agreed to deliver to you this prospectus and use our commercially reasonable efforts to complete the Exchange Offer by September 13, 2017.

Exchange Offer	We are offering to exchange the new notes for the old notes.
Expiration Date	The Exchange Offer will expire at 11:59 p.m., New York City time, on July 27, 2017, unless we decide to extend it (such date and time, as may be extended from time to time, the "Expiration Date").
Condition to the Exchange Offer

The Registration Rights Agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission.

The Exchange Offer is conditioned upon the effectiveness of this registration statement and certain other customary conditions, as discussed in "The Exchange Offer—Conditions to the Exchange Offer."
The Exchange Offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.
Consequences If You Do Not Exchange Your Old Notes

Old notes that are not tendered in the Exchange Offer or that are not accepted for exchange will continue to be subject to the restrictions on transfer described in the legend on your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. After the completion of the Exchange Offer, we will no longer have an obligation to register the old notes, except in limited circumstances as required by the Registration Rights Agreement. The tender of old notes under the Exchange Offer will reduce the principal amount of the currently outstanding old notes. The corresponding reduction in liquidity may have an adverse effect upon, and increase the volatility of, the market price of any old notes that you continue to hold following completion of the Exchange Offer.

For more information, see "The Exchange Offer—Consequences of Not Tendering."
Procedures for Tendering Old Notes

To participate in the Exchange Offer, you must follow the procedures established by The Depository Trust Company ("DTC") for tendering notes held in book-entry form. These procedures for using DTC's Automated Tender Offer Program ("ATOP") require that (i) the Exchange Agent receive, prior to the Expiration Date of the Exchange Offer, a computer-generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes; and
• you agree to be bound by the terms of the letter of transmittal.
For more information on tendering your old notes, see "The Exchange Offer—Terms of the Exchange Offer" and "The Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures	None.
Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the Expiration Date. Any withdrawn old notes will be credited to the tendering holder's account at DTC or, if the withdrawn old notes are held in certificated form, will be returned to the tendering holder. We will accept for exchange any and all old notes validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on the Expiration Date. Please see "The Exchange Offer—Withdrawal of Tenders."

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you validly tender in the Exchange Offer before 11:59 p.m., New York City time, on the Expiration Date. We will return any old notes that we do not accept for exchange to you without expense promptly after the Expiration Date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear expenses related to the Exchange Offer. Please see "The Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making the Exchange Offer solely to satisfy our obligations under the Registration Rights Agreement.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. Please see "Certain United States Federal Income Tax Consequences."
Exchange Agent

We have appointed Wells Fargo Bank, National Association, as Exchange Agent for the Exchange Offer (the "Exchange Agent"). You should direct questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows:

By Registered & Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, Minnesota 55480
By regular mail or overnight courier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, Minnesota 55479
In person by hand only: Wells Fargo Bank, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, Minnesota 55402
Eligible institutions may make requests by facsimile at (877) 407-4679 and may confirm facsimile delivery by calling (800) 344-5128.

Terms of the New Notes

        The following summary contains basic information about the new notes and is not intended to be complete. For a more complete understanding of the new notes, please refer to the section entitled "Description of Notes" in this prospectus.

        The new notes will be substantially identical to the old notes, except that the new notes have been registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same Indenture will govern the new notes and the old notes. We refer to the new notes and the old notes collectively as the "notes."

Issuers	Antero Midstream Partners LP and Antero Midstream Finance Corporation.
Notes Offered	$650,000,000 aggregate principal amount of 5.375% Senior Notes due 2024.

Maturity Date	September 15, 2024.
Interest Rate	5.375%.
Interest Payment Dates

Interest on the new notes will be payable semi-annually in arrears on March 15 and September 15 of each year with the initial interest payment date being September 15, 2017. Interest will accrue on the new notes from March 15, 2017.

Ranking	The new notes and the related guarantees, like the old notes and the related guarantees, will be senior unsecured obligations of the issuers and the guarantors and will rank:
• equally in right of payment to any of the issuers' and the guarantors' existing and future senior indebtedness;
• senior in right of payment to any of the issuers' and the guarantors' future subordinated indebtedness;

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effectively subordinated to any of the issuers' and the guarantors' existing and future secured indebtedness, including indebtedness under our revolving credit facility to the extent of the value of the assets securing such debt; and

• structurally subordinated to all liabilities of our subsidiaries (other than Antero Midstream Finance Corporation) that do not guarantee the notes.
Guarantees

The payment of the principal, premium and interest on the notes is currently fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of our existing subsidiaries (other than Antero Midstream Finance Corporation) and will be so guaranteed by our future wholly-owned domestic subsidiaries that guarantee certain of our indebtedness. The guarantees are also subject to release in certain circumstances. See "Description of Notes—Note guarantees."

Optional Redemption

At any time prior to September 15, 2019, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 105.375% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with an amount of cash not greater than the net proceeds from certain equity offerings.

In addition, we may redeem some or all of the notes on or after September 15, 2019 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. The redemption prices are described under "Description of Notes—Optional redemption." Prior to September 15, 2019, we may, at our option, redeem the notes, in whole or in part, at a make-whole premium plus accrued and unpaid interest, if any, to the redemption date.

Offer to Repurchase

If we or our restricted subsidiaries sell assets, or experience a change of control, we may be required to offer to repurchase the notes at the prices set forth under "Description of Notes—Repurchase at the option of holders."

Certain Covenants	The indenture governing the notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional indebtedness;
• make investments;
• sell assets;
• incur certain liens;
• pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity;
• enter into transactions with affiliates; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this prospectus.

At any time after the notes are rated investment grade by both Moody's and S&P Global Ratings (provided at such time no default or event of default has occurred and is continuing under the indenture), many of the foregoing covenants will terminate. See "Description of Notes—Certain covenants—Termination of covenants."

Absence of a Market for the New Notes

The new notes will be freely transferable but will also be new securities for which there will not initially be a market. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes.

Denominations	The new notes will be issued in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Risk Factors

For a discussion of certain risks that should be considered in connection with an investment in the new notes and the specific factors relating to us and the Exchange Offer, please read the section entitled "Risk Factors" in this prospectus.

RISK FACTORS

        An investment in the new notes involves risks. You should carefully consider all of the information contained in this prospectus and the documents incorporated by reference as provided under "Where You Can Find More Information," including our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read "Cautionary Statement Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could suffer. In addition to the other information set forth elsewhere in this prospectus, investors should carefully consider the following factors relating to the notes and the Exchange Offer before making an investment in the new notes.

Risks Related to the Notes and the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

        We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

        If you do not exchange your old notes for new notes pursuant to the Exchange Offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless the Registration Rights Agreement requires us to do so. Further, if you continue to hold any old notes after the Exchange Offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

        The old notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the old notes or the new notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes. The initial purchasers are not obligated, however, to make a market in the old notes or the new notes and any market-making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

        The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

Our partnership agreement limits our ability to accumulate cash, which may limit cash available to service the notes or to repay them at maturity.

        Our partnership agreement requires us to distribute on a quarterly basis, 100% of our available cash to our unitholders of record and our general partner. Available cash is generally all of our cash on hand at the end of each quarter, after payment of fees and expenses and the establishment of cash reserves by our general partner. Our general partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating subsidiaries in amounts our general partner determines to be necessary or appropriate:

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  to provide for the proper conduct of our business and the businesses of our operating subsidiaries (including reserves for future capital expenditures and for our anticipated future credit needs);

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  to provide funds for distributions to our unitholders and our general partner for any one or more of the next four calendar quarters; or

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  to comply with applicable law or any of our loan or other agreements.

        Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any notes, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all our guarantors' existing and future secured indebtedness.

        The notes are effectively subordinated to claims of our secured creditors and the guarantees are effectively subordinated to the claims of our secured creditors as well as the secured creditors of our subsidiary guarantors. As of March 31, 2017, we had approximately $200 million of secured indebtedness under the revolving credit facility. In the event of any distribution or sale of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

The notes will be structurally subordinated to all obligations of our future subsidiaries that do not guarantee the notes.

        Although all of our subsidiaries, other than Antero Midstream Finance Corporation, the co-issuer of the notes, currently guarantee the notes, in the future, under certain circumstances, the guarantees are subject to release and we may have subsidiaries that are not guarantors. See "Description of Notes—Brief description of the notes and the guarantees—The note guarantees." In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our revolving credit facility and the notes, on commercially reasonable terms or at all.

Our leverage may limit our ability to borrow additional funds, comply with the terms of our indebtedness or capitalize on business opportunities.

        As of March 31, 2017, our total outstanding long-term debt, including current maturities, was approximately $840 million. Various limitations in our revolving credit facility expiring in November 2019 and the indenture governing the notes may reduce our ability to incur additional debt, to engage in some transactions and to capitalize on business opportunities. Any subsequent refinancing of our current indebtedness or any new indebtedness could have similar or greater restrictions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity," in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

        Our leverage could have important consequences to investors in the notes. We will require substantial cash flow to meet our payment obligations with respect to the notes and our other indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we have sufficient cash flow from operations and available borrowings under our revolving credit facility to service our indebtedness. However, a significant downturn in our business or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are not sufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We cannot assure you that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable.

        Our revolving credit facility contains, and future instruments governing our debt may contain, restrictive covenants that may prevent us from engaging in certain beneficial transactions. For example, our revolving credit facility generally requires us to comply with various affirmative and negative covenants including the maintenance of certain financial ratios and restrictions on incurring additional debt, entering into mergers, consolidations and sales of assets, making investments and granting liens. Our leverage may adversely affect our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisitions, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness. Our leverage may also make our results of operations more susceptible to adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

Despite our current level of indebtedness, the indenture permits us and our subsidiaries from incurring substantially more indebtedness.

        We and our subsidiaries may be able to incur substantial indebtedness in the future. The revolving credit facility and the terms of the indenture that governs the notes will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Partnership. If new debt is added to our current debt levels, the related risks we face will increase.

Many of the covenants in the indenture will terminate if the notes are rated investment grade by each of Moody's and S&P Global Ratings.

        Many of the covenants in the indenture governing the notes will no longer apply to us if the notes are rated investment grade by Moody's and S&P Global Ratings, provided at such time no default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur debt, and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of Notes—Certain covenants—Termination of covenants."

Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or our guarantors.

        Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the notes and the guarantees could be voided, or claims in respect of the notes or the guarantees could be subordinated to all other debts of ours or any guarantor, if, among other things, we or the guarantor, at the time the indebtedness evidenced by the notes or the guarantees was incurred:

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  received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness; and

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  were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

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  were engaged, or about to engage, in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured.

        In addition, any payment by us or a guarantor pursuant to its guarantee could be voided and required to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor. In any such case, your right to receive payments in respect of the notes from us or such guarantor would be effectively subordinated to all of our or its indebtedness and other liabilities.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

  •
  the sum of our or its debts, including contingent liabilities, was greater than the fair saleable value of all of our or its assets; or

  •
  if the present fair saleable value of our or its assets were less than the amount that would be required to pay our or its probable liability on our or its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  we or it could not pay our or its debts as they become due.

We may not be able to repurchase the notes upon certain change of control events.

        Upon the occurrence of specific change of control events affecting us, you have the right to require us to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of payment. Our ability to repurchase the notes upon such a change of control event would be limited by our access to funds at the time of the repurchase and the terms of our other debt agreements. Upon a change of control event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our credit facilities, the notes and other outstanding indebtedness. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available upon a change of control event to fund any required repurchases of this outstanding indebtedness and to pay damages under other agreements. In addition, certain important partnership events, such as leveraged recapitalizations, that would increase the level of our indebtedness would not constitute a "change of control" under the indenture. See "Description of Notes—Repurchase at the option of holders—Change of control."

If an active trading market does not develop for the new notes, you may not be able to resell them.

        We cannot assure you that an active trading market will develop for the new notes. If no active trading market develops, you may not be able to resell your new notes at their fair market value or at all. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the new notes will be subject to disruptions.

        Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance. The liquidity of, and trading market for, the new notes may also be hurt by general declines in the market for similar securities. Such a decline may adversely affect any liquidity and trading of the notes independent of our financial performance and prospects. We do not intend to apply for listing of the new notes on any securities exchange or automated dealer quotation system.

USE OF PROCEEDS

        The Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the new notes in the Exchange Offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are substantially identical in all respects to the form and terms of the old notes, except the new notes have been registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

        For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pretax income (loss) from continuing operations plus fixed charges. "Fixed charges" represents interest incurred, amortization of deferred debt offering costs and that portion of rental expense on operating leases deemed to be the equivalent of interest.

		Year Ended December 31,
	Three Months Ended March 31, 2017(2)
		2016(2)	2015(3)	2014(3)	2013(3)	2012(3)
Ratio of earnings to fixed charges	9.35 X	10.81 X	19.77 X	21.68 X	13.29 X	NA	(1)

(1)
Earnings are deficient to cover fixed charges by $4,715.

(2)
Ratio represents our activity.

(3)
Ratio includes our predecessors' activity.

THE EXCHANGE OFFER

General

        The old notes were originally sold in a private offering on September 13, 2016. Concurrently with the closing of the old notes offering on September 13, 2016, we and the then subsidiary guarantors entered into a Registration Rights Agreement with the initial purchasers of the old notes that required us to file a registration statement under the Securities Act with respect to the new notes and, upon the effectiveness of the registration statement, to offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes.

        The Registration Rights Agreement provides that we must (a) use our commercially reasonable efforts to (i) cause to be filed the registration statement of which this prospectus is a part and complete the Exchange Offer by September 13, 2017 and (ii) to have such registration statement become and remain effective until 180 days after the last Exchange Date (as such term is defined in the Registration Rights Agreement) for use by one or more participating broker-dealers. The Exchange Offer shall commence promptly after the registration statement of which this prospectus is a part is declared effective by the SEC.

        A copy of the Registration Rights Agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the Exchange Offer, holders of old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the old notes will continue to be subject to certain restrictions on transfer.

        Subject to certain conditions, including the representations set forth below, the new notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. In order to participate in the Exchange Offer, a holder must represent to us, among other things, that:

  •
  the new notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such new notes, whether or not such person is a holder;

  •
  neither such holder nor, to the knowledge of such holder, any other person receiving new notes from such holder has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

  •
  if the holder is not a broker-dealer, or is a broker-dealer but will not receive the new notes for its own account in exchange for the old notes, neither the holder nor, to the knowledge of such holder, any other person is engaged in or intends to participate in a distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act; and

  •
  neither the holder nor, to the knowledge of such holder, any other person receiving new notes from such holder is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act or, if such Person is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the new notes issued in the Exchange Offer may be offered for resale, resold and otherwise transferred by the holder of new notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

  •
  is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  is a broker-dealer who purchased old notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;

  •
  acquired the new notes other than in the ordinary course of the holder's business;

  •
  has an arrangement or understanding with any person to engage in the distribution of the new notes; or

  •
  is prohibited by any law or policy of the SEC from participating in the Exchange Offer.

        Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the new notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new note. See "Plan of Distribution." Broker-dealers who acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above, and must comply with the registration and prospectus delivery requirements of the Securities Act in order to sell the old notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 11:59 p.m., New York City Time on the Expiration Date. We will issue $2,000 in principal amount of new notes in exchange for each $2,000 principal amount of old notes accepted in the Exchange Offer. Holders may tender some or all of their old notes pursuant to the Exchange Offer. Old notes may be tendered only in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

        The new notes will evidence the same debt as the old notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the old notes. As of the date of this prospectus, $650 million in principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        Holders who tender old notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the Exchange Offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The Expiration Date shall be 11:59 p.m., New York City Time, on July 27, 2017, unless we, in our sole discretion, extend the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended. We reserve the right, in our sole discretion:

  •
  to extend the Exchange Offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied or waived, to terminate the Exchange Offer, or

  •
  to amend or modify the terms of the Exchange Offer in any manner or waive any conditions to the Exchange Offer. In the event of a material modification, including the waiver of a material condition, we will extend the offer, if necessary so that at least five business days remain after notice of the amendment and before the Expiration Date.

        In order to extend the Exchange Offer, we will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City Time, on the next business day after the previously scheduled Expiration Date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m. New York City Time on such date.

        During any extension of the Exchange Offer and consent solicitation, all old notes previously validly tendered and not validly withdrawn will remain subject to the Exchange Offer. Any waiver, amendment or modification of the Exchange Offer will apply to all old notes previously validly tendered and not validly withdrawn.

Procedures for Tendering

        When the holder of old notes tenders, and we accept such notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal.

        General.    If you wish to participate in the Exchange Offer, you must validly tender (and not validly withdraw) your old notes to the Exchange Agent at or prior to 11:59 p.m., New York City time, on the Expiration Date in accordance with the procedures described below. In order to meet this deadline, custodians and clearing systems may require you to act on a date prior to the Expiration Date. Additionally, they may require further information in order to process all requests to tender. Holders are urged to contact their custodians and clearing systems as soon as possible to ensure compliance with their procedures and deadlines.

        The method of delivery of the old notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder. Where applicable, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent at or prior to the Expiration Date. Do not send the letter of transmittal or any old notes to anyone other than the Exchange Agent.

        If you have questions regarding tender or consent procedures or require additional copies of this prospectus or the letter of transmittal, please contact the Exchange Agent. Contact information for the Exchange Agent are set forth below under the heading "—Exchange Agent." Holders whose old notes are held by a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee can also contact such custodial entity for assistance in tendering their old notes.

        Valid Tender of Old Notes.    If you are a holder of old notes and you wish to tender your old notes for exchange pursuant to the Exchange Offer, on or prior to the Expiration Date you must:

  (1)
  agree to be bound by the terms of the Exchange Offer by transmitting either:

    •
    a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, with all signature guarantees and other documents required by the letter of transmittal, to the Exchange Agent at the address set forth below under the heading "—Exchange Agent"; or

    •
    a computer-generated message transmitted by means of DTC's ATOP, as described below, and received by the Exchange Agent in which you acknowledge and agree to be bound by the terms of the letter of transmittal; and

  (2)
  deliver the old notes to the Exchange Agent by either:

    •
    transmitting a timely confirmation of book-entry transfer of your old notes into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfers described below; or

    •
    if the old notes are held in physical form, delivering the old notes to the Exchange Agent as described below.

        Delivery of Physical Letter of Transmittal.    You may transmit your acceptance of the terms of the Exchange Offer by delivering a properly completed and duly executed physical letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, with all signature guarantees and other documents required by the letter of transmittal, to the Exchange Agent at the address set forth below under the heading "—Exchange Agent".

        Signatures on all letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (each, a "Medallion Signature Guarantor"), unless the old notes tendered thereby are tendered (i) by a holder of old notes (or by a participant in DTC whose name appears on a security position listing as the owner of such old notes) who has not completed the box entitled "Special Delivery Instructions" on the letter of transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of FINRA or a commercial bank or trust company having an office or correspondent in the United States.

        Delivery of Letter of Transmittal Through ATOP.    In lieu of physically completing and executing the letter of transmittal and delivering it to the Exchange Agent, DTC participants that have the old notes credited to their DTC account and held of record by DTC's nominee may electronically transmit their acceptance of the Exchange Offer through ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an agent's message to the Exchange Agent for its acceptance. An "agent's message" is a message transmitted by DTC, received by the Exchange Agent, which states that DTC has received an express acknowledgement from you that you have received the Exchange Offer documents and agree to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against you.

        Delivery of documents to DTC does not constitute delivery to the Exchange Agent. If you desire to tender your old notes through DTC, you must allow sufficient time for completion of the ATOP procedures during the normal procedures of DTC. We will have the right, which may be waived, to reject the defective tender of old notes as invalid and ineffective.

        Holders whose old notes are held by DTC should be aware that DTC may have deadlines earlier than the Expiration Date for the Exchange Offer. Accordingly, such holders are urged to contact DTC as soon as possible.

        Book-Entry Delivery of Old Notes.    The Exchange Agent has established (or will shortly establish) an account with respect to the old notes at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the old notes may make book-entry delivery of old notes by causing DTC to transfer the old notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer.

        Delivery of Old Notes Held in Physical Form.    We do not believe any old notes exist in physical form. If you believe you hold old notes in physical form, please contact the Exchange Agent regarding procedures for participating in the Exchange Offer. Any old notes in physical form must be tendered using a physical letter of transmittal and such old notes must be delivered to the Exchange Agent at its address set forth below under the heading "—Exchange Agent."

        Tendering with Respect to Old Notes Held Through a Custodian.    Any holder whose old notes are held by a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes should contact such custodial entity promptly and instruct such custodial entity to tender the old notes and deliver consents on such holder's behalf.

        A custodial entity cannot tender old notes on behalf of a holder of old notes without such holder's instructions. Holders whose old notes are held by a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee should be aware that such nominee may have deadlines earlier than the Expiration Date. Accordingly, such holders are urged to contact any custodial entity such as a broker, dealer, commercial bank, trust company or other nominee through which they hold their old notes as soon as possible in order to learn of the applicable deadlines of such nominees.

        Determination of Validity.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered old notes pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any old notes determined by us not to be in proper form, or if the acceptance of or exchange of such old notes may, in the opinion of our counsel, be unlawful or result in a breach of contract. A waiver of any defect or irregularity with respect to the tender of one old note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other old note. Notwithstanding the foregoing, we do not expect to treat any holder of old notes differently from other holders to the extent they present the same facts or circumstances.

        Your tender of old notes will not be deemed to have been validly made until all defects or irregularities in your tender have been cured or waived. None of us, the Exchange Agent or any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any old notes, or will incur any liability for failure to give any such notification.

Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all the conditions to the Exchange Offer, and assuming we do not otherwise terminate the Exchange Offer, we will accept, promptly after the Expiration Date, all old notes validly tendered that have not been validly withdrawn and will issue new notes registered under the Securities Act in exchange for the tendered old notes. For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the Registration Rights Agreement. If any tendered old notes are not accepted for any reason described in the terms and conditions of the Exchange Offer, such unaccepted old notes will be returned to the tendering holder at our expense promptly after the expiration or termination of the Exchange Offer. Any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC or, if the tendered old notes are held in physical form, by delivering the withdrawn or unaccepted old notes to the tendering holder. Under no circumstances will we be required to accept old notes for exchange that have not been validly tendered in accordance with the procedures set forth in this prospectus. See "—Procedures for Tendering."

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered old note. New notes will be delivered in book-entry form by deposit with DTC. DTC will transmit the new notes to holders in accordance with its procedures. Registered holders of new notes issued in the Exchange Offer on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date of the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the Exchange Offer. Under the Registration Rights Agreement, we may be required to make payments of additional interest to the holders of the old notes under circumstances relating to the timing of the Exchange Offer.

Withdrawal of Tenders

        Tenders of old notes may be validly withdrawn at any time prior to the expiration of the Exchange Offer. For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal, or a properly transmitted "request message" through ATOP, must be received by the Exchange Agent prior to the Expiration Date at its address set forth below under "—Exchange Agent." Any such written or facsimile-transmitted notice must:

  •
  specify the name of the tendering holder of old notes;

  •
  bear a description of the old notes to be withdrawn;

  •
  specify, in the case of old notes tendered by physical delivery of certificates, the certificate numbers shown on the particular certificates evidencing those old notes;

  •
  specify the aggregate principal amount represented by those old notes;

  •
  specify, in the case of old notes tendered by physical delivery of certificates for those old notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of old notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn old notes;

  •
  specify, in the case of old notes tendered by physical delivery of certificates for those old notes, mailing instructions for the return of such notes to the tendering holder; and

  •
  be signed by the holder of those old notes in the same manner as the original signature on the letter of transmittal and consent, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those old notes.

        Any withdrawn old notes will be credited to the tendering holder's account at DTC or, if the withdrawn old notes are held in certificated form, will be returned to the tendering holder at our expense. Withdrawal of tenders of old notes may not be rescinded, and any old notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. Validly withdrawn old notes may, however, be re-tendered by again following the procedures described in "—Procedures for Tendering" on or prior to the expiration of the Exchange Offer.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any withdrawal of old notes pursuant to the procedures described above, and the form and validity (including time of receipt) of all documents will be determined by us in our sole discretion, which determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction. None of us, the Exchange Agent or any other person or entity is under any duty to give notification of any defects or irregularities in any withdrawal of any old notes, or will incur any liability for failure to give any such notification.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the Exchange Offer, we will not be required to deliver any new notes, and we may terminate the Exchange Offer or, at our option, modify, extend or otherwise amend the Exchange Offer, if we determine, in our reasonable judgment, that (i) the Exchange Offer violates applicable law or any applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the Exchange Offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the Exchange Offer have not been obtained.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for those old notes, if at such time the registration statement of which this prospectus forms a part has not been declared effective by the SEC, or if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939. In any of those events we are required to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part be declared effective by the SEC and obtain the withdrawal of any stop order at the earliest possible moment, as applicable.

Consequences of Not Tendering

        Old notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes relating to the old notes. After the completion of the Exchange Offer, we will have no further obligation to provide for the registration under the Securities Act of those old notes except in limited circumstances with respect to specific types of holders of old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Exchange Agent

        All executed letters of transmittal should be directed to the Exchange Agent. Wells Fargo Bank, National Association has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the Exchange Agent addressed as follows:

  By Registered & Certified Mail:

  Air Courier Service:

  Wells Fargo Bank, N.A.
  Corporate Trust Operations
  MAC N9300-070
  600 Fourth Street South, 7th Floor
  Minneapolis, Minnesota 55415

  By Registered or Certified Mail:

  Wells Fargo Bank, N.A.
  Corporate Trust Operations
  MAC N9300-070
  600 Fourth Street South, 7th Floor
  Minneapolis, Minnesota 55415

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by us and will include fees and expenses of the Exchange Agent, accounting, legal, printing and related fees and expenses.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as the terms of the new notes are substantially identical to those of the old notes. The expenses of the Exchange Offer will be amortized over the term of the new notes.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those old notes.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." References to the "notes" in this section of the prospectus include both the old notes issued on September 13, 2016 and the new notes, unless the context otherwise requires. In this description, the term "Antero Midstream Partners" refers only to Antero Midstream Partners LP and not to any of its Subsidiaries, the term "Finance Corp." refers to Antero Midstream Finance Corporation and the term "Issuers" refers to Antero Midstream Partners and Finance Corp.

        The new notes will be issued and the old notes were issued under an indenture (as amended and supplemented, the "Indenture") dated as of September 13, 2016, by and among us, Antero Midstream Finance Corporation, the Guarantors and Wells Fargo Bank, National Association, as trustee. The following is a summary of the material provisions of the Indenture. The terms of the notes include those expressly stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

        The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, will define your rights as holders of the notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Certain defined terms used in this description but not defined below under "—Certain Definitions' have the meanings assigned to them in the Indenture.

        The registered holder of a note will be treated as the owner of it for all purposes, and all references to "holders" in this description are to holders of record unless otherwise indicated. Only registered holders have rights under the Indenture.

        If the Exchange Offer contemplated by this prospectus is consummated, holders of old notes who do not exchange those notes for new notes in the Exchange Offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount of notes have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the Exchange Offer will be aggregated with the new notes, and the holders of such old notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

Brief description of the notes and the guarantees

The notes

        The new notes, like the old notes:

  •
  will be general unsecured obligations of the Issuers;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of either of the Issuers, including borrowings under the Credit Agreement;

  •
  will be senior in right of payment to any future subordinated Indebtedness of the Issuers; and

  •
  will be unconditionally guaranteed by the Guarantors.

        However, the new notes will be effectively subordinated to all secured Indebtedness under the Credit Agreement, which is secured by substantially all of the assets of Antero Midstream Partners and the Guarantors, to the extent of the value of the collateral securing such Indebtedness. See "Risk factors—Risks Related to the Notes and the Exchange Offer—Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all our guarantors' existing and future secured indebtedness." The new notes will also be structurally subordinated to all liabilities of any future Subsidiaries of Antero Midstream Partners that are not Guarantors. See "—The note guarantees."

        As of March 31, 2017, we had $840 million of total long-term debt outstanding, consisting of the notes and $200 million of indebtedness outstanding under the Credit Agreement.

The note guarantees

        Each guarantee of the new notes:

  •
  will be a general unsecured obligation of each Guarantor;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including its guarantee of the borrowings of Antero Midstream Partners under the Credit Agreement; and

  •
  will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        However, the Note Guarantees will be effectively subordinated to all secured Indebtedness of the Guarantors, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing those guarantees. The Note Guarantees will also be structurally subordinated to all liabilities of any future Subsidiaries of Antero Midstream Partners that do not guarantee the notes.

        Currently, all of our existing Subsidiaries (other than Finance Corp.) jointly and severally guarantee the old notes on a senior unsecured basis, and they will so guarantee the new notes when issued. In the future, certain additional Subsidiaries of Antero Midstream Partners will be required to guarantee the notes under the circumstances described below under "—Certain covenants—Additional guarantees." In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

        All of our Subsidiaries are currently "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain covenants—Designation of restricted and unrestricted subsidiaries," the Indenture will permit us to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

        On February 6, 2017, Antero Midstream Partners formed a joint venture, Sherwood Midstream LLC, to develop processing and fractionation assets in Appalachia with MarkWest Energy Partners, L.P. Antero Midstream Partners and MarkWest Energy Partners, L.P. each own a 50% interest in Sherwood Midstream LLC. On May 26, 2016, Antero Midstream Partners acquired for approximately $45 million a 15% interest in Stonewall Gathering Pipeline LLC, which operates a 67-mile natural gas pipeline on which Antero Resources is an anchor shipper with a minimum volume commitment of 900 MMcf/d. Antero Midstream Partners accounts for its interests in Sherwood Midstream LLC and Stonewall Gathering Pipeline LLC as unconsolidated affiliates. Neither Sherwood Midstream LLC nor Stonewall Gathering Pipeline LLC qualifies as a "Subsidiary" under the Indenture, and, therefore, they are not subject to any of the restrictive covenants in the Indenture nor will they guarantee the notes.

Finance Corp.

        Finance Corp. is a Delaware corporation that is wholly-owned by Antero Midstream Partners and that was formed for the purpose of facilitating the offering of certain debt securities of Antero Midstream Partners, including the notes, by acting as co-issuer. Finance Corp. is nominally capitalized and has no operations or revenues. As a result, prospective purchasers of the notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the notes. See "—Certain covenants—Restrictions on activities of Finance Corp."

Principal, maturity and interest

        Currently, $650 million in aggregate principal amount of notes is outstanding. The Issuers may issue additional notes under the Indenture from time to time. Any issuance of additional notes will be subject to all of the covenants in the Indenture, including the covenant described below under the caption "—Certain covenants—Incurrence of indebtedness and issuance of disqualified equity." The old notes, the new notes and any additional notes subsequently issued under the Indenture will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and any such additional notes will be fungible for tax or trading purposes with the old notes and the new notes to the extent set forth in the applicable supplemental Indenture. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of Notes," references to the notes include any additional notes that the Issuers may issue in the future as well as the old notes and the new notes.

        The Issuers will issue new notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will mature on September 15, 2024.

        Interest on the new notes will accrue at the rate of 5.375% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2017. The Issuers will make each interest payment to the holders of record on the immediately preceding March 1 and September 1.

        Interest on the new notes will accrue from the date interest was most recently paid, March 15, 2017. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of receiving payments on the notes

        If a holder of notes has given wire transfer instructions to Antero Midstream Partners, the Issuers will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying agent and registrar for the notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and Antero Midstream Partners, Finance Corp. or any of Antero Midstream Partners' other Subsidiaries may act as paying agent or registrar.

Transfer and exchange

        A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders are required to pay all taxes due on transfer or exchange. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note guarantees

        The Note Guarantees are joint and several senior unsecured obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk factors—Risks relating to the notes—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or our guarantors."

        Except as set forth in the next paragraph, a Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Antero Midstream Partners or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  (2)
  either:

            (a)   the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Guarantor, or assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and any registration rights agreement then in effect pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, if any.

        The Note Guarantee of a Guarantor and all of its other Obligations under the Indenture will be released:

          (1)   in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners, if the sale or other disposition does not violate the covenant described under "—Repurchase at the option of holders—Asset sales";

          (2)   in connection with any sale or other disposition of all of the Capital Stock of that Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary of Antero Midstream Partners, if the sale or other disposition does not violate the covenant described under "—Repurchase at the option of holders—Asset sales";

          (3)   if Antero Midstream Partners designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

          (4)   upon the release or discharge of the Guarantee by such Guarantor with respect to Indebtedness under a Credit Facility or the Guarantee that resulted in the creation of such Note Guarantee; provided, however, that if, at any time following such release or discharge, that Guarantor later Guarantees Indebtedness of either Issuer under a Credit Facility, then such

  Guarantor shall provide a Note Guarantee at such time if required in accordance with the covenant described below under the caption "—Certain covenants—Additional guarantees";

          (5)   upon Legal or Covenant Defeasance or satisfaction and discharge of the Indenture as provided below under the captions "—Legal defeasance and covenant defeasance" and "—Satisfaction and discharge'; or

          (6)   upon the merger or consolidation of such Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Guarantor. See "—Repurchase at the option of holders—Asset sales."

Optional redemption

        At any time prior to September 15, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any additional notes) issued under the Indenture, upon prior notice as described below under "—Selection and notice," at a redemption price of 105.375% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings by Antero Midstream Partners; provided that:

          (1)   at least 65% of the aggregate principal amount of notes (including any additional notes) issued under the Indenture (excluding notes held by Antero Midstream Partners and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the penultimate paragraph of this section relating to optional redemption and the penultimate paragraph of the section captioned "—Repurchase at the option of holders—Change of control," the notes will not be redeemable at the Issuers' option prior to September 15, 2019.

        On or after September 15, 2019, the Issuers may redeem all or a part of the notes, upon prior notice as described below under "—Selection and notice," at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of each year indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date):

Year	Percentage
2019	104.031%
2020	102.688%
2021	101.344%
2022 and thereafter	100.000%

        At any time prior to September 15, 2019, the Issuers may also redeem all or a part of the notes, upon prior notice as described below under "—Selection and notice," at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). The notice need not set forth the Applicable Premium but only the manner of calculation of the redemption price. The Indenture will provide that, with respect to any such redemption, the Issuers will notify the trustee of the Applicable Premium with respect to the notes prior to the redemption date and that the trustee will not be responsible for such calculation.

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory redemption

        The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the notes. The Issuers may acquire the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the Indenture.

Repurchase at the option of holders

Change of control

        If a Change of Control occurs, Antero Midstream Partners will make an offer to each holder of notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, Antero Midstream Partners will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase (the "Change of Control Payment") (subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

        Within 30 days following any Change of Control, Antero Midstream Partners will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the "Change of Control Payment Date" specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. Antero Midstream Partners will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Antero Midstream Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

        On the Change of Control Payment Date, Antero Midstream Partners will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent or depositary an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Antero Midstream Partners.

        The paying agent or depositary will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, it will make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Antero Midstream Partners will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Antero Midstream Partners will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Antero Midstream Partners and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to the Indenture as described above under the caption "—Optional redemption," unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, Antero Midstream Partners makes an offer to purchase (an "Alternate Offer") any and all notes validly tendered and not withdrawn at a cash price equal to or higher than the Change of Control Payment and purchases all notes properly tendered and not withdrawn under the Alternate Offer.

        In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes tender and do not withdraw their notes in a Change of Control Offer or Alternate Offer and Antero Midstream Partners (or the third party making the Change of Control Offer as provided above) purchases all of the notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 15 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest on the notes that remain outstanding to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Antero Midstream Partners and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of Antero Midstream Partners and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset sales

        Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   Antero Midstream Partners (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale and which shall give effect to the assumption by another Person of any liabilities as provided for in clause (a) of the following paragraph); and

          (2)   at least 75% of the consideration received in the Asset Sale by Antero Midstream Partners or such Restricted Subsidiary, together with the consideration received in all other Asset Sales by Antero Midstream Partners or any Restricted Subsidiary since the Issue Date (on a cumulative basis), is in the form of cash or Cash Equivalents.

        For purposes of this provision, each of the following will be deemed to be cash:

          (a)   any liabilities, as shown on Antero Midstream Partners' most recent consolidated balance sheet, of Antero Midstream Partners or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases Antero Midstream Partners or such Restricted Subsidiary from further liability;

          (b)   any securities, notes or other Obligations received by Antero Midstream Partners or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset Sale (subject to ordinary settlement periods), converted by Antero Midstream Partners or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

          (c)   any stock or assets of the kind referred to in clause (2) or (4) of the next succeeding paragraph; and

          (d)   accounts receivable of a business retained by Antero Midstream Partners or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided such accounts receivable (x) are not past due more than 60 days, and (y) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Antero Midstream Partners (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

          (1)   to repay Senior Indebtedness of Antero Midstream Partners or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness, provided that such repurchase or redemption closes within 45 days after the end of such 365-day period);

          (2)   to acquire all or substantially all of the properties or assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Antero Midstream Partners;

          (3)   to make a capital expenditure in a Permitted Business; or

          (4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

        Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, Antero Midstream Partners (or the applicable Restricted Subsidiary, as the case may be) enters into a binding written agreement irrevocably committing Antero Midstream Partners or such Restricted Subsidiary to an application of funds of the kind described in clause (2), (3) or (4) of the preceding paragraph, and as to which the only condition to closing is the receipt of required governmental approvals or, in the case of clause (3), the completion of required construction of the applicable asset(s), Antero Midstream Partners or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph. Any Net Proceeds that are applied pursuant to clause (2) or (4) of the preceding paragraph pursuant to any such binding agreement shall be deemed to have been applied for such purpose within such 365-day period so long as they are so applied within two years after the date of receipt of such Net Proceeds.

        Pending the final application of any Net Proceeds, Antero Midstream Partners or any Restricted Subsidiary may temporarily reduce revolving credit borrowings (to the extent amounts corresponding to such reduction are permitted to be borrowed under the Indenture) or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $30.0 million, within five days thereof, Antero Midstream Partners will make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Antero Midstream Partners (or any Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the representative of such other pari passu Indebtedness will select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Antero Midstream Partners will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Antero Midstream Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

        The Credit Agreement contains, and future agreements governing Antero Midstream Partners' Indebtedness may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Antero Midstream Partners to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Antero Midstream Partners or other circumstances. In the event a Change of Control or Asset Sale occurs at a time when Antero Midstream Partners is prohibited from purchasing notes, Antero Midstream Partners could seek the consent of the lenders of the borrowings or the counterparties to agreements containing such prohibition to the purchase of notes or could attempt to refinance such borrowings. If Antero Midstream Partners does not obtain a consent or repay those borrowings, Antero Midstream Partners will remain prohibited from purchasing notes. In that case, Antero Midstream Partners' failure to purchase tendered notes would constitute an Event of Default under the Indenture which could, in all likelihood, constitute a default under the other indebtedness. Finally, Antero Midstream Partners' ability to pay cash to the holders of notes upon a repurchase may be limited by Antero Midstream Partners' then existing financial resources. See "Risk factors—Risks relating to the notes—We may not be able to repurchase notes upon certain change of control events."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1)   if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2)   if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of notes in global form, by such other method as The Depository Trust Company ("DTC") may prescribe).

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically in the case of notices to DTC), at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notice of any redemption of the notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control) may, at the Issuers' discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers' discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Issuers' discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note.

        Notes called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption, unless the Issuers default in making the redemption payment.

Certain covenants

Termination of covenants

        If at any time (a) the notes are assigned an Investment Grade Rating from both Rating Agencies, (b) no Default or Event of Default has occurred and is continuing under the Indenture and (c) Antero Midstream Partners has delivered to the trustee an officers' certificate certifying to the foregoing provisions of this sentence (the "Termination Date"), Antero Midstream Partners and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described under the caption "—Repurchase at the option of holders—Asset sales" and under the following headings under the caption "—Certain covenants":

          (1)   "—Restricted payments";

          (2)   "—Incurrence of indebtedness and issuance of disqualified equity";

          (3)   "—Dividend and other payment restrictions affecting subsidiaries";

          (4)   clause (4) of the covenant described below under the caption "—Merger, consolidation or sale of assets";

          (5)   "—Transactions with affiliates";

          (6)   "—Limitations on Finance Corp. activities"; and

          (7)   "—Additional guarantees."

        However, Antero Midstream Partners and its Restricted Subsidiaries will remain subject to the provisions of the Indenture described above under the caption "—Repurchase at the option of holders—Change of control," and the following provisions of the Indenture described in the following headings under the caption "—Certain covenants":

          (1)   "—Liens";

          (2)   "—Merger, consolidation or sale of assets" (other than clause (4) of such covenant);

          (3)   "—Designation of restricted and unrestricted subsidiaries"; and

          (4)   "—Reports."

        After the Termination Date, however, Antero Midstream Partners may not designate any of its Subsidiaries as an Unrestricted Subsidiary.

        There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Restricted payments

        Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of Antero Midstream Partners' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Antero Midstream Partners or any of its Restricted Subsidiaries) or to the direct or indirect holders of Antero Midstream Partners' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of Antero Midstream Partners (other than Disqualified Equity) and other than distributions or dividends payable to Antero Midstream Partners or a Restricted Subsidiary);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Antero Midstream Partners) any Equity Interests of Antero Midstream Partners or any direct or indirect parent of Antero Midstream Partners;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Antero Midstream Partners or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding intercompany Indebtedness between or among Antero Midstream Partners and any of its Restricted Subsidiaries), except a payment of interest or principal within one year of the Stated Maturity thereof; or

          (4)   make any Restricted Investment

  (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

  unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

          (1)   if the Fixed Charge Coverage Ratio for Antero Midstream Partners' Reference Period is not less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Antero Midstream Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made other than to Antero Midstream Partners or a Restricted Subsidiary), (5), (6), (7), (9), (10) and (11) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

            (a)   Operating Surplus as of the end of the immediately preceding quarter; plus

            (b)   100% of the aggregate net cash proceeds received by Antero Midstream Partners (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Antero Midstream Partners (other than Disqualified Equity)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Antero Midstream Partners (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of Antero Midstream Partners that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of Antero Midstream Partners); plus

            (c)   to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

            (d)   the net reduction in Restricted Investments made after the Issue Date resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Antero Midstream Partners or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Operating Surplus for any period commencing on or after the Issue Date (items (b), (c) and (d) being referred to as "Incremental Funds"); minus

            (e)   the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

          (2)   if the Fixed Charge Coverage Ratio for Antero Midstream Partners' Reference Period is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Antero Midstream Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made other than to Antero Midstream Partners or a Restricted Subsidiary), (5), (6), (7), (9), (10) and (11) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units or subordinated units of Antero Midstream Partners and any general partner interest or incentive distribution rights of the General Partner), is less than the sum, without duplication, of:

            (a)   $250.0 million less the aggregate amount of all Restricted Payments made by Antero Midstream Partners and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on the Issue Date; plus

            (b)   Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend or distribution or the consummation of an irrevocable redemption of subordinated Indebtedness within 60 days after the date of the declaration of such dividend or distribution, or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of declaration or the date on which such irrevocable notice is delivered, such dividend, distribution or redemption would have complied with the provisions of the Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

          (2)   the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to Antero Midstream Partners from any Person (other than a Restricted Subsidiary of Antero Midstream Partners) or (b) sale (other than to a Restricted Subsidiary of Antero Midstream Partners) of Equity Interests (other than Disqualified Equity) of Antero Midstream Partners, with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded or deducted from the calculation of Operating Surplus and Incremental Funds;

          (3)   the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of Antero Midstream Partners or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

          (4)   the payment of any distribution or dividend by a Restricted Subsidiary of Antero Midstream Partners to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

          (5)   so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners held by any current or former officer, director, consultant or employee of the General Partner, Antero Midstream Partners or any of Antero Midstream Partners' Restricted Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders' agreement, employment agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period; provided further, that Antero Midstream partners may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $2.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period; provided further, that such amount in any twelve-month period may be increased by an amount not to exceed (a) the cash proceeds received by Antero Midstream Partners from the sale of Equity Interests of Antero Midstream Partners to members of management, employees or directors of the General Partner, Antero Midstream Partners or its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(b) or (2)(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by Antero Midstream Partners after the Issue Date, less (c) the amount of any Restricted Payments made pursuant to clauses (a) and (b) of this clause (5);

          (6)   so long as no Default has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Equity issued pursuant to the covenant described below under the caption "—Incurrence of indebtedness and issuance of disqualified equity";

          (7)   purchases or other acquisitions of Capital Stock (a) deemed to occur upon exercise of stock or unit options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other convertible securities or (b) made in lieu of withholding taxes resulting from any such exercise;

          (8)   cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Antero Midstream Partners, or arising from stock or unit dividends, splits or business combinations;

          (9)   in connection with an acquisition by Antero Midstream Partners or any of its Restricted Subsidiaries, the return to Antero Midstream Partners or any of its Restricted Subsidiaries of Equity Interests of Antero Midstream Partners or any of its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or pursuant to purchase price adjustments under the acquisition agreement;

          (10) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described under the captions "—Repurchase at the option of holders—Change of control" or "—Asset sales"; provided that all notes validly tendered and not withdrawn by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed, defeased or otherwise acquired or retired for value; and

          (11) other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Antero Midstream Partners or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the amount of any non-cash dividend or distribution paid in accordance with clause (1) of the preceding paragraph shall be the Fair Market Value as of the date on which such dividend or distribution is declared. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined in the manner prescribed in the definition of that term. For the purposes of determining compliance with this "Restricted Payments" covenant, in the event that (a) a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (11), Antero Midstream Partners will be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant and (b) a Restricted Payment is made pursuant to clause (1) or (2) of the preceding paragraph, Antero Midstream Partners will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Incurrence of indebtedness and issuance of disqualified equity

        Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Antero Midstream Partners will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that Antero Midstream Partners and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and Antero Midstream Partners and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for Antero Midstream Partners' Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such Reference Period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") or the issuance of any Disqualified Equity described in clause (11) below:

          (1)   the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit and the Guarantees thereof under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Antero Midstream Partners and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $2.0 billion and (b) the sum of $1.4 billion and 30% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

          (2)   the incurrence by Antero Midstream Partners and its Restricted Subsidiaries of any Existing Indebtedness;

          (3)   the incurrence by the Issuers and the Guarantors of Indebtedness represented by (a) the notes and the related Note Guarantees issued on the Issue Date and (b) any exchange notes (including the new notes) and the related Note Guarantees issued thereafter;

          (4)   the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Antero Midstream Partners or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), at any time outstanding, not to exceed the greater of (a) $100.0 million and (b) 5.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

          (5)   the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4) or (10) of this paragraph or this clause (5);

          (6)   the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Antero Midstream Partners and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if Antero Midstream Partners or any Guarantor is the obligor on such Indebtedness and the payee is not Antero Midstream Partners or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Antero Midstream Partners, or the Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Antero Midstream Partners or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Hedging Obligations or Indebtedness under Treasury Management Arrangements;

          (8)   the Guarantee by Antero Midstream Partners or any of its Restricted Subsidiaries of (a) Indebtedness of Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners that was permitted to be incurred by another provision of this covenant or (b) Indebtedness incurred by Joint Ventures, provided that such Guarantee constitutes a Permitted Investment; and provided further, in each case, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the notes or the Note Guarantees, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

          (9)   the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance contracts, reclamation, statutory obligations, bankers' acceptances, and performance, payment, appeal and surety bonds in the ordinary course of business, including Guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed) and replacements of any of the foregoing;

          (10) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

          (11) the issuance by Antero Midstream Partners or any of its Restricted Subsidiaries of Disqualified Equity to Antero Midstream Partners or any of its Restricted Subsidiaries, as the case may be; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests of a Restricted Subsidiary that results in any such Disqualified Equity being held, directly or indirectly, by a Person other than Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners; and

            (b)   any sale or other transfer of any such Disqualified Equity to a Person that is not either Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners, will be deemed, in each case, to constitute issuance of such Disqualified Equity by Antero Midstream Partners or such Restricted Subsidiary that was not permitted by this clause;

          (12) the incurrence in the ordinary course of business by Antero Midstream Partners or any of its Restricted Subsidiaries of Indebtedness under letters of credit incurred pursuant to a Credit Facility, provided that such obligations are reimbursed within 10 days following the drawing of such letter of credit;

          (13) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of Antero Midstream Partners or any Joint Venture but only to the extent that such liability is the result of Antero Midstream Partners' or any such Restricted Subsidiary's being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed $25.0 million; and

          (14) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $100.0 million and (b) 5.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom).

        Antero Midstream Partners will not incur, and will not permit Finance Corp. or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Antero Midstream Partners, Finance Corp. or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness is deemed to be contractually subordinated in right of payment to any other Indebtedness of Antero Midstream Partners, Finance Corp. or any such Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

        For purposes of determining compliance with this "Incurrence of indebtedness and issuance of disqualified equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Antero Midstream Partners is permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares or units of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Antero Midstream Partners as accrued to the extent required by the definition of such term. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Antero Midstream Partners or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        Antero Midstream Partners will not and will not permit any Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, upon any of their property or assets, now owned or hereafter acquired, unless:

          (1)   in the case of Liens securing subordinated Indebtedness of Antero Midstream Partners or a Guarantor, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the subordinated Indebtedness so secured with the same priority that the notes or Note Guarantees, as applicable, have to such subordinated Indebtedness until such time as such subordinated Indebtedness is no longer so secured by a Lien; and

          (2)   in the case of Liens securing Senior Indebtedness of Antero Midstream Partners or a Guarantor, the notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

        Any Lien on property or assets of Antero Midstream or a Guarantor created for the benefit of holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such property or assets securing such Indebtedness.

Dividend and other payment restrictions affecting subsidiaries

        Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

          (1)   pay dividends or make any other distributions on its Equity Interests to Antero Midstream Partners or any of its Restricted Subsidiaries, or pay any indebtedness owed to Antero Midstream Partners or any of its Restricted Subsidiaries; provided that priority of any preferred equity or similar Equity Interest in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common equity shall not be deemed to be a restriction on the ability to make distributions on Equity Interests;

          (2)   make loans or advances to Antero Midstream Partners or any of its other Restricted Subsidiaries; or

          (3)   sell, lease or otherwise transfer any of its properties or assets to Antero Midstream Partners or any of its other Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date;

          (2)   the Indenture, the notes and the Note Guarantees;

          (3)   agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of indebtedness and issuance of disqualified equity" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the Indenture, the notes and the Note Guarantees;

          (4)   applicable law, rule, regulation or order;

          (5)   any instrument governing Indebtedness or Equity Interest of a Person acquired by Antero Midstream Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (6)   customary non-assignment provisions in transportation agreements or purchase and sale or exchange agreements, pipeline and water treatment agreements, or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business;

          (7)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (8)   any agreement (a) for the sale or other disposition of a Restricted Subsidiary that contains any such restrictions on that Restricted Subsidiary pending its sale or other disposition or (b) for the sale or other disposition of a particular asset or line of business of a Restricted Subsidiary that imposes restrictions on assets subject to any agreement of the nature described in clause (3) of the preceding paragraph;

          (9)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (12) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

          (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (14) any instrument governing Indebtedness of a FERC Subsidiary, provided that such Indebtedness was otherwise permitted to be incurred under the Indenture; and

          (15) encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the Indenture from time to time.

Merger, consolidation or sale of assets

        Neither of the Issuers may: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (2) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as Antero Midstream Partners is not a corporation;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the Indenture and any registration rights agreement then in effect pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists;

          (4)   in the case of a transaction involving Antero Midstream Partners and not Finance Corp., Antero Midstream Partners or the Person formed by or surviving any such consolidation or merger (if other than Antero Midstream Partners), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of indebtedness and issuance of disqualified equity" or (b) have a Fixed Charge Coverage Ratio not less than the Fixed Charge Coverage Ratio of Antero Midstream Partners immediately prior to such transaction; and

          (5)   such Issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental Indenture (if any) comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

        This "Merger, consolidation or sale of assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Antero Midstream Partners and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of Antero Midstream Partners with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing Antero Midstream Partners in another jurisdiction.

        Notwithstanding the preceding paragraph, Antero Midstream Partners is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

          (1)   the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of Antero Midstream Partners into a form of entity other than a limited partnership formed under Delaware law;

          (2)   the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (3)   the entity so formed by or resulting from such reorganization assumes all the obligations of Antero Midstream Partners under the notes, the Indenture and any registration rights agreement then in effect pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee;

          (4)   immediately after such reorganization no Default or Event of Default exists; and

          (5)   such reorganization is not adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with affiliates

        Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of Antero Midstream Partners (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to Antero Midstream Partners or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Antero Midstream Partners or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of Antero Midstream Partners, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is fair to Antero Midstream Partners or the relevant Restricted Subsidiary from a financial or commercial point of view; and

          (2)   Antero Midstream Partners delivers to the trustee with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of Antero Midstream Partners set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners.

        The following items will not be deemed to be Affiliate Transactions and, therefore, are not subject to the provisions of the prior paragraph:

          (1)   reasonable fees and compensation paid to or for the benefit of any employee, officer or director of Antero Midstream Partners, any of its Restricted Subsidiaries or the General Partner, and any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Antero Midstream Partners or any of its Restricted Subsidiaries existing on the Issue Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements;

          (2)   transactions between or among Antero Midstream Partners or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of Antero Midstream Partners) that is an Affiliate of Antero Midstream Partners solely because Antero Midstream Partners owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   any issuance or sale of Equity Interests (other than Disqualified Equity) of Antero Midstream Partners to Affiliates of Antero Midstream Partners;

          (5)   Restricted Payments or Permitted Investments that do not violate the provisions of the Indenture described above under the caption "—Restricted payments";

          (6)   customary compensation, indemnification and other benefits made available to officers, directors or employees of Antero Midstream Partners, a Restricted Subsidiary of Antero Midstream Partners or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

          (7)   in the case of gathering, processing, compression, transporting, fractionating, waste water treatment or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by Antero Midstream Partners or any Restricted Subsidiary and third parties, or if neither Antero Midstream Partners nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's length basis, as determined in good faith by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners;

          (8)   the existence of, or the performance by Antero Midstream Partners or any Restricted Subsidiary of its obligations under the terms of, any agreements that are described in the Antero Midstream Partners Form 10-K Annual Report for the fiscal year ended December 31, 2015 under the heading "Certain Relationships and Related Transactions and Director Independence" to which it is a party as of September 13, 2016 and any amendments thereto, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Antero Midstream Partners or any Restricted Subsidiary of its obligations under, any future amendment to such agreements or under any such similar agreements shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not less favorable to the Holders in any material respect as determined in good faith by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners;

          (9)   if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of Antero Midstream Partners or any of its Restricted Subsidiaries, a transaction in which such Person is treated no more favorably than the other holders of such Indebtedness or Equity Interests;

          (10) (a) Guarantees by Antero Midstream Partners or any of its Restricted Subsidiaries of the performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money, and (b) pledges by Antero Midstream Partners or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (13) of the definition of "Permitted Liens" so long as any such transaction described in this clause (b), if involving aggregate consideration in excess of $50.0 million, has been approved by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners;

          (11) any transaction in which the Partnership or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Antero Midstream Partners or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the first paragraph of this covenant; and

          (12) any transactions between Antero Midstream Partners or any Restricted Subsidiary and any Person, a director of which is also a director of Antero Midstream Partners or a Restricted Subsidiary, provided that such director abstains from voting as a director of Antero Midstream Partners or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.

Limitations on Finance Corp. activities

        Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if Antero Midstream Partners is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by Antero Midstream Partners, Finance Corp. or one or more Guarantors. At any time after Antero Midstream Partners is a corporation, Finance Corp. may consolidate or merge with or into Antero Midstream Partners or any other Restricted Subsidiary.

Additional guarantees

        If, after the Issue Date, any wholly-owned Domestic Subsidiary (other than Finance Corp.) of Antero Midstream Partners that is not already a Guarantor Guarantees any Indebtedness of either of the Issuers under a Credit Facility in an aggregate principal amount in excess of $50.0 million, then that Subsidiary will become a Guarantor by executing and delivering to the trustee a supplemental Indenture substantially in the form set forth in the Indenture within 30 business days of the date on which it Guaranteed such Indebtedness; provided that the preceding shall not apply to Subsidiaries of Antero Midstream Partners that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described above under the caption "—Note guarantees."

Designation of restricted and unrestricted subsidiaries

        The Board of Directors of Antero Midstream Partners may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Antero Midstream Partners and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted payments" or qualify as a Permitted Investment under one or more clauses of the definition of that term, as determined by Antero Midstream Partners; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of Antero Midstream Partners as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Antero Midstream Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "—Incurrence of indebtedness and issuance of disqualified equity," Antero Midstream Partners will be in default of such covenant.

        The Board of Directors of Antero Midstream Partners may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Antero Midstream Partners; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Antero Midstream Partners of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Incurrence of indebtedness and issuance of disqualified equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period, and (2) no Default or Event of Default would be in existence following such designation.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Antero Midstream Partners will furnish (whether through hard copy or internet access) to the holders of notes and the trustee, within the time periods specified in the SEC's rules and regulations:

        (1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Antero Midstream Partners were required to file such reports; and

        (2)   all current reports that would be required to be filed with the SEC on Form 8-K if Antero Midstream Partners were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided, however, that if at any time Antero Midstream Partners is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, it may complete any of the reports referred to in clauses (1) and (2) above as though its only registered securities were the notes. Each annual report on Form 10-K will include a report on Antero Midstream Partners' consolidated financial statements by Antero Midstream Partners' independent registered public accounting firm. In addition, Antero Midstream Partners will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time Antero Midstream Partners is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Antero Midstream Partners will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. If, notwithstanding the foregoing, the SEC will not accept Antero Midstream Partners' filings for any reason, Antero Midstream Partners will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Antero Midstream Partners were required to file those reports with the SEC.

        Any and all Defaults or Events of Default arising from a failure to comply with this "Reports" covenant shall be deemed cured (and Antero Midstream Partners shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed);

provided that such cure shall not otherwise affect the rights of holders described below under "—Events of default and remedies" if all outstanding notes shall have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

        In addition, Antero Midstream Partners and the Guarantors will agree in the Indenture that, for so long as any notes remain outstanding, if at any time none of such entities is required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of default and remedies

        Each of the following is an "Event of Default":

        (1)   default for 30 days in the payment when due of interest with respect to the notes;

        (2)   default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

        (3)   failure by Antero Midstream Partners to make a Change of Control Offer or an Asset Sale Offer within the time periods set forth, or consummate a purchase of notes when required pursuant to the terms described, under the captions "—Repurchase at the option of holders—Change of control" or "—Repurchase at the option of holders—Asset sales," or to comply with the provisions described above under the caption "—Certain covenants—Merger, consolidation or sale of assets";

        (4)   failure by Antero Midstream Partners for 180 days after notice to Antero Midstream Partners by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the covenant described above under the caption "—Certain covenants—Reports";

        (5)   failure by Antero Midstream Partners for 60 days after notice to Antero Midstream Partners by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the Indenture;

        (6)   default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Antero Midstream Partners or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Antero Midstream Partners or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

          (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b)   results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 30-day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any Event of Default caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

        (7)   failure by an Issuer or any of Antero Midstream Partners' Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

        (8)   except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its Obligations under its Note Guarantee; and

        (9)   certain events of bankruptcy or insolvency described in the Indenture with respect to Finance Corp., Antero Midstream Partners or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Finance Corp., Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners that is a Significant Subsidiary or any group of Restricted Subsidiaries of Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the Indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

        (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

        (2)   holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

        (3)   such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

        (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

        (5)   holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        The Issuers and the Guarantors are required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default,

the Issuers and the Guarantors will be required to deliver to the trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and unitholders

        No director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interest of the Issuers, the General Partner or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal defeasance and covenant defeasance

        The Issuers may, at their option and at any time, elect to have all of the Issuers' Obligations discharged with respect to the outstanding notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

        (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

        (2)   the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' Obligations in connection therewith; and

        (4)   the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

        In addition, Antero Midstream Partners may, at its option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including Antero Midstream Partners' obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture ("Covenant Defeasance") and all Obligations of the Guarantor with respect to their Note Guarantees discharged, and thereafter any omission to comply with those covenants or Note Guarantees will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events relating to Antero Midstream Partners) described under "—Events of default and remedies" will no longer constitute an Event of Default.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1)   the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

        (2)   in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3)   in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) or the grant of Liens securing such borrowings);

        (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture or any other agreement governing other Indebtedness being defeased, discharged or replaced) to which Antero Midstream Partners or any of its Subsidiaries is a party or by which Antero Midstream Partners or any of its Subsidiaries is bound;

        (6)   the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

        (7)   the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, supplement and waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

        (1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

        (2)   reduce the principal of or change the fixed maturity of any note or alter any of the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to minimum required notice of optional redemption or those provisions relating to the covenants described above under the caption "—Repurchase at the option of holders');

        (3)   reduce the rate of or change the time for payment of interest, including default interest, on any note;

        (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

        (5)   make any note payable in money other than that stated in the notes;

        (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes (other than as permitted by clause (7) below);

        (7)   waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the option of holders");

        (8)   release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

        (9)   make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the Indenture, the notes or the Note Guarantees:

        (1)   to cure any ambiguity, defect or inconsistency;

        (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

        (3)   to provide for the assumption of an Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Issuers' or such Guarantor's properties or assets, as applicable;

        (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

        (5)   to conform the text of the Indenture, the notes or the Note Guarantees to any provision of this "Description of Notes" to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the notes or Note Guarantees;

        (6)   to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the Issue Date;

        (7)   to allow any Guarantor to execute a supplemental Indenture or a notation of a Note Guarantee with respect to the notes or to reflect the release of a Note Guarantee in accordance with the Indenture;

        (8)   to secure the notes or the Note Guarantees;

        (9)   to comply with the rules of any applicable securities depository;

        (10) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

        (11) to provide for the reorganization of Antero Midstream Partners as any other form of entity, in accordance with the next-to-last paragraph of "—Certain covenants—Merger, consolidation or sale of assets."

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the Indenture), when:

        (1)   either:

          (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

          (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank or firm of independent public accountants if the deposit includes any Government Securities, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of Stated Maturity or redemption;

        (2)   in the case of clause (1)(b) above, no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings), and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Antero Midstream Partners or any of its Subsidiaries is a party or by which Antero Midstream Partners or any of its Subsidiaries is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to such borrowings);

        (3)   the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

        (4)   the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver to the trustee (a) an officers' certificate, stating that all conditions precedent set forth in clauses (1) through (4) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent to satisfaction and discharge set forth in clauses (2) and (4) above have been satisfied; provided that the opinion of counsel with respect to clause (2) above may be to the knowledge of such counsel.

Concerning the trustee

        If the trustee becomes a creditor of the Issuers or any Guarantor, the Indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee with such conflict or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default occurs and is continuing, the trustee is required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

        The Indenture, the notes and the Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

        (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or become a Subsidiary of such specific Person; and

        (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Alternate Offer" has the meaning assigned to that term under the caption "—Repurchase at the option of holders—Change of control."

        "Applicable Premium" means, with respect to any note at the time of determination, the greater of:

        (1)   1.0% of the principal amount of the note; or

        (2)   the excess of:

          (a)   the present value at such time of (i) the redemption price of the note at September 15, 2019 (such redemption price being set forth in the table appearing above under the caption "—Optional redemption") plus (ii) all required interest payments due on the note through September 15, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

          (b)   the principal amount of the note, if greater.

        "Asset Sale" means:

        (1)   the sale, lease, conveyance or other disposition of any properties or assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of Antero Midstream Partners and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the option of holders—Change of control" or the provisions described above under the caption "—Certain covenants—Merger, consolidation or sale of assets" and not by the covenant described under the heading "Repurchase at the option of holders—Asset sales"; and

        (2)   the issuance of Equity Interests in any of Antero Midstream Partners' Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

        (1)   any sale, assignment, lease, license, transfer, abandonment or other disposition of (A) damaged, worn-out, unserviceable or other obsolete or excess equipment or other property or (B) other property no longer necessary for the proper conduct of the business of Antero Midstream Partners or any of its Subsidiaries;

        (2)   any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $30.0 million or (b) results in net proceeds to Antero Midstream Partners and its Restricted Subsidiaries of less than $30.0 million;

        (3)   a transfer of properties or assets between or among Antero Midstream Partners and its Restricted Subsidiaries;

        (4)   an issuance of Equity Interests by a Restricted Subsidiary of Antero Midstream Partners to Antero Midstream Partners or to a Restricted Subsidiary of Antero Midstream Partners;

        (5)   the sale or other disposition of products, services or accounts receivable in the ordinary course of business;

        (6)   the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

        (7)   a Restricted Payment that does not violate the covenant described above under the caption "—Certain covenants—Restricted payments" or a Permitted Investment;

        (8)   any trade or exchange by Antero Midstream Partners or any Restricted Subsidiary of properties or assets of any type for properties or assets of any type owned or held by another Person, provided that the Fair Market Value of the properties or assets traded or exchanged by Antero Midstream Partners or such Restricted Subsidiary (together with any cash or Cash Equivalents plus the amount of any liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets to be received by Antero Midstream Partners or such Restricted Subsidiary (together with any cash or Cash Equivalents plus the amount of any liabilities assumed); and provided further that any cash received must be applied in accordance with the provisions described above under the caption "—Repurchase at the option of holders—Asset sales";

        (9)   the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "—Certain covenants—Liens";

        (10) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

        (11) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

        (12) any sale or other disposition of Equity Interests in, or other securities of, an Unrestricted Subsidiary; and

        (13) any disposition of defaulted receivables that arose in the ordinary course of business for collection.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture.

        "Attributable Debt" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. As used in the preceding sentence, "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. For purposes of this definition, present value shall be calculated using a discount rate equal to the rate of interest implicit in the subject transaction, determined in accordance with GAAP; provided, however, that if such sale-and-leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person"(as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

        "Board of Directors" means:

        (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

        (2)   with respect to a partnership, the board of directors or board of managers of the general partner of the partnership, including in the case of Antero Midstream Partners, the board of directors of its General Partner, Antero Midstream Partners GP LLC, or any committee thereof duly authorized to act on behalf of such board;

        (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

        (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

        (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

        (1)   securities issued or fully guaranteed or insured by the United States government or any agency thereof having maturities of not more than twenty-four (24) months from the date of acquisition thereof;

        (2)   time deposits with, certificates of deposit, bankers' acceptances or Eurodollar time deposits of, any commercial bank that is a lender under the Credit Agreement or (a) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia or any United States branch of a foreign bank, and is a member of the Federal Reserve System, (b) issues long term securities with a rating of at least A– (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with a stable outlook) by Moody's at the time of acquisition and (c) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than twenty-four (24) months from the date of acquisition thereof;

        (3)   commercial paper of an issuer rated at least "A-2" (or the then equivalent grade) by S&P or "P-2" (or the then equivalent grade) by Moody's at the time of acquisition or guaranteed by a letter of credit issued by a financial institution rated at least A– (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody's at the time of acquisition and such financial institution otherwise meets the requirements of subsections (a) and (c) of clause (2) of this definition, in each case having a tenor of not more than 270 days;

        (4)   taxable and tax-exempt municipal securities rated at least A– (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody's, including variable rate municipal securities, having maturities or put rights of not more than twenty-four (24) months from the date of acquisition;

        (5)   corporate or bank debt of an issuer rated at least A– (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody's at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition;

        (6)   repurchase agreements relating to any of the investments listed in clauses (1) through (5) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A– (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody's at the time of acquisition;

        (7)   asset-backed securities having as the underlying asset securities issued or guaranteed by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association rated at least A– (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with case with stable outlook) by Moody's at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; and

        (8)   Investments, classified in accordance with GAAP as current assets of Antero Midstream Partners or any of its Subsidiaries, in money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (1) through (7) above of this definition.

        "Change of Control" means the occurrence of any of the following:

        (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Antero Midstream Partners and its Subsidiaries taken as a whole to any "person' (as that term is used in Section 13(d) of the Exchange Act), which occurrence is followed by a Rating Decline;

        (2)   the adoption of a plan relating to the liquidation or dissolution of Antero Midstream Partners or the removal of the General Partner by the limited partners of Antero Midstream Partners; or

        (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner or of Antero Resources Investment LLC, measured by voting power rather than number of shares or member interests, which occurrence is followed by a Rating Decline.

        Notwithstanding the preceding, (a) a conversion of Antero Midstream Partners from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as defined above) who Beneficially Owned the Capital Stock of Antero Midstream Partners immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity and (b) a "person" or "group" shall not be deemed to Beneficially Own securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

        "Change of Control Offer" has the meaning assigned to that term under the caption "—Repurchase at the option of holders—Change of control."

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1)   an amount (to the extent not included in Consolidated Net Income) equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

          (2)   an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries to the extent such loss was deducted in computing such Consolidated Net Income; plus

          (3)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (4)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period (together with items excluded from the definition of "Fixed Charges" pursuant to clause (2) thereof), to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (5)   depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (6)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

        in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2)   the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

          (3)   the cumulative effect of a change in accounting principles will be excluded;

          (4)   unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of the Financial Accounting Standards Board's Accounting Standards Codification No. 815 will be excluded;

          (5)   any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including dispositions pursuant to sale-and-leaseback transactions) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person shall be excluded;

          (6)   any impairment charge or asset write-off pursuant to the Financial Accounting Standards Board's Accounting Standards Codification No. 350 "Goodwill and Other Intangible Assets' shall be excluded;

          (7)   any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded;

          (8)   any unusual or nonrecurring gain, loss or charge, together with any related provision for taxes on such unusual or nonrecurring gain, loss or charge, shall be excluded; and

          (9)   any non-cash or other charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity shall be excluded.

        "Consolidated Net Tangible Assets" means, at any date of determination, the aggregate amount of total assets included in the most recent quarterly or annual consolidated balance sheet of Antero Midstream Partners prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, with such pro forma adjustments to total assets, reserves, current liabilities, goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Credit Agreement" means that certain Credit Agreement, dated as of November 10, 2014, among Antero Midstream Partners, each lender and L/C Issuer from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer, providing for revolving credit borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or Debt Issuances, in each case, with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers' acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other lenders, investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.

        "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, waste, willful destruction, bad faith and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

        "Debt Issuances" means, with respect to Antero Midstream Partners or any of its Restricted Subsidiaries, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Equity" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Equity Interest that is solely redeemable with, or solely exchangeable for, any Equity Interest of such Person that is not Disqualified Equity. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require Antero Midstream Partners to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that Antero Midstream Partners may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain covenants—Restricted payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of Antero Midstream Partners that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by Antero Midstream Partners after the Issue Date, the net proceeds from which have not been applied to redeem, prepay or refinance any other Indebtedness (other than the temporary repayment of Indebtedness under a revolving facility).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means the aggregate principal amount of any Indebtedness of Antero Midstream Partners and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by (a) an executive officer of the General Partner if the value is less than $50.0 million or (b) the Board of Directors of Antero Midstream Partners if the value is $50.0 million or more.

        "FERC Subsidiary" means a Restricted Subsidiary that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereto) as a natural gas company (as defined in Section 2(6) of the Natural Gas Act of 1938, as amended).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction that are used to fund working capital) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Reference Period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of Antero Midstream Partners (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

          (5)   if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

        "Fixed Charges" means, with respect to any specified Person for any period,

          (1)   the sum, without duplication, of:

            (a)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

            (b)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (c)   any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (d)   an amount equal to all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Antero Midstream Partners (other than Disqualified Equity) or to Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners (such amount, the "Disqualified Dividend Amount"); provided that, in the event such Person is not treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the amount included in Fixed Charges as a result of this clause (d) shall be the product of (i) the Disqualified Dividend Amount, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; minus

          (2)   to the extent included in (1) above, write-off of non-recurring deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity, in each case, on a consolidated basis and determined in accordance with GAAP.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time. Notwithstanding the foregoing, the characterization of leases as operating or capital leases shall be determined in accordance with GAAP as in effect on the date of entry into the applicable lease.

        If there occurs a change in generally accepted accounting principles relating to revenue recognition resulting from the joint revenue recognition standard of the Financial Accounting Standards Board and the International Accounting Standards Board, and such change would cause a change in the method of calculation of standards or terms as determined in good faith by Antero Midstream Partners (an "Accounting Change"), then Antero Midstream Partners may elect, as evidenced by a written notice of Antero Midstream Partners to the trustee, that such standards or terms shall be calculated as if such Accounting Change had not occurred. Any such election with respect to such Accounting Change may not thereafter be changed.

        "General Partner" means Antero Midstream Partners GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of Antero Midstream Partners or as the business entity with the ultimate authority to manage the business and operations of Antero Midstream Partners.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, and the term "Guaranteed" has a correlative meaning.

        "Guarantors" means each of:

          (1)   Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC;

          (2)   each of the Restricted Subsidiaries of Antero Midstream Partners that becomes a guarantor of the notes pursuant to the covenant described above under "—Certain covenants—Additional guarantees"; and

          (3)   each other Person executing a supplemental indenture in which such Person agrees to be a guarantor of the notes and to be bound by the terms of the indenture;

        provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Note Guarantee is released in accordance with the terms of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6)   representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations), would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset (other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners, in each case, securing Indebtedness of such Unrestricted Subsidiary or Joint Venture, as applicable) of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. The term "Indebtedness" excludes, however, any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person's or such Restricted Subsidiary's direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

        Notwithstanding the foregoing, the following shall not constitute "Indebtedness":

          (1)   accrued expenses and trade accounts payable arising in the ordinary course of business;

          (2)   any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at Stated Maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

          (3)   any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence; and

          (4)   any obligation arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

        "Investment Grade Rating" of the notes, means that the notes shall have been assigned a Moody's rating of Baa3 or higher and an S&P rating of BBB- or higher, or if one of such rating agencies shall not make a rating on the notes publicly available for reasons outside the control of the Issuers, then "Investment Grade Rating" shall mean that the notes shall have been assigned such a rating by one of such rating agencies and an equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" registered under Section 15E of the Exchange Act selected by the Issuers.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, travel and similar advances to officers and employees made in the ordinary course of business), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Antero Midstream Partners or any Subsidiary of Antero Midstream Partners sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Antero Midstream Partners such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Antero Midstream Partners, Antero Midstream Partners will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Antero Midstream Partners' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain covenants—Restricted payments."

        "Issue Date" means the first date on which the notes were issued, authenticated and delivered under the Indenture, September 13, 2016.

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of Antero Midstream Partners in which Antero Midstream Partners or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries.

        "Net Proceeds" means the aggregate cash proceeds received by Antero Midstream Partners or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

          (1)   the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

          (2)   taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

          (3)   amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

          (4)   any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Antero Midstream Partners or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Antero Midstream Partners or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither Antero Midstream Partners nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions, or (c) constitutes the lender;

          (2)   as to which the lenders will not have any recourse to the assets of Antero Midstream Partners or any of its Restricted Subsidiaries, except as contemplated by clause (13) of the definition of "Permitted Liens" and except for Customary Resource Exceptions; and

          (3)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under the indenture and the notes, which may be evidenced by a notation thereof executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Operating Surplus" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

        "Partnership Agreement" means the Agreement of Limited Partnership of Antero Midstream Partners LP dated as of November 10, 2014, as amended by Amendment No. 1 to the Agreement of Limited Partnership of Antero Midstream Partners LP, dated as of February 23, 2016, as such may be further amended, modified or supplemented from time to time.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Equity of Antero Midstream Partners or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Equity was Indebtedness or Disqualified Equity of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged or consolidated with Antero Midstream Partners or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated with Antero Midstream Partners or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) Antero Midstream Partners would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described above under the caption "—Certain covenants—Incurrence of indebtedness and issuance of disqualified equity" or (b) the Fixed Charge Coverage Ratio for Antero Midstream Partners would be equal to or greater than the Fixed Charge Coverage Ratio for Antero Midstream Partners immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such acquisition, merger or consolidation.

        "Permitted Business" means (1) midstream transportation of crude oil, natural gas or other hydrocarbons, including gathering, compression, processing, transporting and fractionating, (2) fresh water distribution and waste water treatment services, (3) any other business that generates gross income at least 90% of which constitutes "qualifying income' under Section 7704(d) of the Internal Revenue Code of 1986, as amended, or (4) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1), (2) and (3) of this definition, including entering into Hedging Obligations related to any of these activities.

        "Permitted Business Investments" means Investments by Antero Midstream Partners or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of Antero Midstream Partners or in any Joint Venture, provided that:

          (1)   either (a) at the time of such Investment and immediately thereafter, Antero Midstream Partners could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain covenants—Incurrence of indebtedness and issuance of disqualified equity" above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described above under the caption "—Certain covenants—Restricted payments") not previously expended at the time of making such Investment;

          (2)   if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or is owed to Antero Midstream Partners or one of its Restricted Subsidiaries or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to Antero Midstream Partners or any of its Restricted Subsidiaries could, at the time such Investment is made, be incurred at that time by Antero Midstream Partners and its Restricted Subsidiaries under the covenant described above under the caption "—Certain covenants—Incurrence of indebtedness and issuance of disqualified equity"; and

          (3)   such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Investments" means:

          (1)   any Investment in Antero Midstream Partners or in a Restricted Subsidiary of Antero Midstream Partners;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of Antero Midstream Partners; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners;

          (4)   any Investment made as a result of the receipt of non-cash consideration from:

            (a)   an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the option of holders—Asset sales"; or

            (b)   a disposition of assets deemed not to be an Asset Sale under the definition of "Asset sale";

          (5)   any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of Antero Midstream Partners;

          (6)   any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Antero Midstream Partners or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure, perfection or enforcement by Antero Midstream Partners or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (7)   Investments represented by Hedging Obligations permitted to be incurred;

          (8)   loans or advances to employees made in the ordinary course of business of Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

          (9)   repurchases of the notes;

          (10) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

          (11) Permitted Business Investments; and

          (12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed the greater of (a) $100.0 million and (b) 5.0% of Antero Midstream Partners' Consolidated Net Tangible Assets; provided, however, that any Investment pursuant to this clause (12) made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

        provided, however, that with respect to any Investment, Antero Midstream Partners may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (12) so that the entire Investment would be a Permitted Investment.

        "Permitted Liens" means:

          (1)   Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness;

          (2)   Liens in favor of Antero Midstream Partners or the Guarantors;

          (3)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Antero Midstream Partners or any Subsidiary of Antero Midstream Partners; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Antero Midstream Partners or the Subsidiary;

          (4)   Liens on property existing at the time of acquisition of the property by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

          (5)   Liens and deposits to secure the performance of statutory obligations, surety or appeal bonds, workers compensation obligations, reimbursement obligations owed to insurers, bids, performance bonds, true leases, other types of social security or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

          (6)   Liens existing on the Issue Date (other than Liens securing the Credit Facilities);

          (7)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (8)   Liens imposed by law, such as carriers', warehousemen's, landlord's, repairman's, mechanics' and other like Liens, in each case, incurred in the ordinary course of business;

          (9)   defects, irregularities and deficiencies in title of any rights of way, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (10) inchoate Liens arising under ERISA;

          (11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

          (12) Liens on any property or asset acquired, constructed or improved by Antero Midstream Partners or any of its Restricted Subsidiaries (a "Purchase Money Lien"), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

          (13) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

          (14) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Antero Midstream Partners or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

          (15) Liens securing Hedging Obligations or Treasury Management Arrangements of Antero Midstream Partners or any of its Restricted Subsidiaries;

          (16) Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

          (17) Liens incurred in the ordinary course of business of Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners with respect to Indebtedness that at any one time outstanding does not exceed the greater of (a) $100.0 million and (b) 5.0% of Consolidated Net Tangible Assets;

          (18) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

          (19) Liens resulting from the deposit of money or other cash equivalents in trust for the purpose of defeasing Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries;

          (20) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

            (a)   the new Lien is limited to all or part of the same property or assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (21) Liens relating to future escrow arrangements securing Indebtedness incurred in accordance with the indenture; and

          (22) Liens renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (21) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

          (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Note Guarantees, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   such Indebtedness is not incurred by a Restricted Subsidiary (other than Finance Corp. or a Guarantor) if Antero Midstream Partners or a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualified Owner" means each of (i) Warburg Pincus & Co.; (ii) Paul M. Rady ("Rady"); (iii) Glen C. Warren, Jr. ("Warren"); (iv) Rady's wife or Warren's wife; (v) any lineal descendant of either Rady or Warren; (vi) the guardian or other legal representative of either Rady or Warren; (vii) the estate of either Rady or Warren; (viii) any trust of which at least one of the trustees is either Rady or Warren, or the principal beneficiaries of which are any one or more of the Persons referred to in the preceding clauses (ii) through (vii); (ix) any Person that is controlled by any one or more of the Persons in the preceding clauses (i) through (viii); (x) any group (within the meaning of the Exchange Act) that includes one or more of the Persons described in the preceding clauses (i) through (ix), provided that such Persons described in the preceding clauses (i) through (ix) control more than 50% of the total voting power of such group; (xi) Antero Resources Corporation; and (xii) Antero Resources Investment LLC. Any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) whose acquisition of Beneficial Ownership of any Voting Stock of the General Partner or of Antero Resources Investment LLC constitutes a Change of Control in respect of which a Change of Control Offer or an Alternate Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Qualifying Owner.

        "Rating Agencies" means Moody's and S&P.

        "Rating Categories" means:

          (1)   with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

          (2)   with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Rating Decline" means the occurrence of a decrease in the rating of the notes by one or more gradations by each of Moody's and S&P (including gradations within the rating categories, as well as between categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of Antero Midstream Partners to effect a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Moody's or S&P); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control) unless each of Moody's and S&P making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the trustee in writing at the request of Antero Midstream Partners or the trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline).

        "Reference Period" means, with respect to any date of determination, the four most recent fiscal quarters of Antero Midstream Partners for which internal financial statements are available.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. References to Restricted Subsidiaries are to Restricted Subsidiaries of Antero Midstream Partners unless otherwise indicated.

        "S&P" means S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Indebtedness" means with respect to any Person, Indebtedness of such Person, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (whether general or limited) or limited liability company (a) the sole general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

        "Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, return check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Treasury Rate" means, as of the time of computation, the yield to maturity as of such time of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2019; provided, however, that if the period from the redemption date to September 15, 2019, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Antero Midstream Partners will (i) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (ii) prior to such redemption date file with the trustee an officers' certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of Antero Midstream Partners (other than Finance Corp. or any successor to it) that is designated by the Board of Directors of Antero Midstream Partners as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

          (1)   except to the extent permitted by subclause (2)(b) of the definition of "Permitted Business Investments," has no Indebtedness other than Non-Recourse Debt;

          (2)   except as permitted by the covenant described above under the caption "—Certain covenants—Transactions with affiliates," is not party to any agreement, contract, arrangement or understanding with Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Antero Midstream Partners or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Antero Midstream Partners;

          (3)   is a Person with respect to which neither Antero Midstream Partners nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released, terminated or no longer exist upon such designation.

        All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. Any designation of a Subsidiary of Antero Midstream Partners as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain covenants—Restricted payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Antero Midstream Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "—Certain covenants—Incurrence of indebtedness and issuance of disqualified equity," Antero Midstream Partners will be in default of such covenant.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

BOOK ENTRY, DELIVERY AND FORM

        The new notes initially will be represented by one or more permanent global notes in registered form without interest coupons (the "Global Notes").

        The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through Euroclear Bank N.V./S.A., as operator of the Euroclear System ("Euroclear"), and the Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of their respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participants and to facilitate the clearance and settlement of transactions in those securities between these participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to indirect participants, which include other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        DTC has also advised us that, pursuant to procedures established by it:

          (1)   upon deposit of the global notes, DTC will credit the accounts of participants designated by the Exchange Agent with portions of the principal amount of the global notes; and

          (2)   ownership of these interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

        Investors in the Global Notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system.

        Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Trustee or any agent of ours or the Trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in accordance with instructions provided to DTC. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Subject to the transfer restrictions set forth under "Notice to Investors," transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of each of Euroclear and Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Trustee or any agent of ours or the Trustee will have any responsibility for the performance by DTC, Euroclear, Clearstream, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form, which we refer to as certificated notes, if:

          (1)   DTC notifies us that it (a) is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

          (2)   we, at our option, notify the Trustee in writing that we elect to cause the issuance of the certificated notes; or

          (3)   there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for certificated notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate, in the form provided in the Indenture, to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain U.S. federal income tax consequences relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of notes. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

        We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder's old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

        The exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder will have the same tax basis and holding period in the new note as it had in the corresponding old note immediately before the exchange.

 PLAN OF DISTRIBUTION

        You may transfer new notes issued under the Exchange Offer in exchange for the old notes if:

  •
  you acquire the new notes in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

  •
  you are not our "affiliate" (within the meaning of Rule 405 under the Securities Act) or, if you are an "affiliate," you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and.

        Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

        If you wish to exchange new notes for your old notes in the Exchange Offer, you will be required to make representations to us as described in "The Exchange Offer—Purpose and Effect of the Exchange Offer" and "The Exchange Offer—Procedures for Tendering" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time on one or more transactions in any of the following ways:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

        Any broker-dealer that resells new notes that were received by it for its own account pursuant to the Exchange Offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We agreed to provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request at any time during the period ending on the earlier of (i) 180 days from the date on which the Registration Statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-

making or other trading activities. Furthermore, we agreed to use our commercially reasonable efforts to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.

        We have agreed to pay all expenses incident to the performance of or compliance with the Registration Rights Agreement, other than underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the notes by a holder and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes offered in the Exchange Offer and certain other legal matters will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The combined consolidated financial statements of Antero Midstream Partners LP and its accounting predecessor as of December 31, 2015 and 2016, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. As discussed in Note 2 to the combined consolidated financial statements of Antero Midstream Partners LP, the combined consolidated statements of operations and comprehensive income, partners' capital, and cash flows for 2014 and the combined consolidated balance sheet, and the related combined consolidated statement of operations and comprehensive income, partners' capital, and cash flows for 2015 have been prepared on a combined basis of accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteromidstream.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You may also inspect reports, proxy statements and other information about Antero Midstream Partners LP at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

        Any information that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the notes offering pursuant to this registration statement is terminated, and that is deemed "filed" with the SEC, will automatically update and supersede this information. We also incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017; and

  •
  our Current Reports on Form 8-K filed on February 6, 2017, February 8, 2017, February 10, 2017, April 11, 2017, April 18, 2017 and May 11, 2017 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

        In addition, we incorporate by reference in this prospectus any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until the registration statement that includes this prospectus is declared effective by the SEC.

        You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Antero Midstream Partners LP
1615 Wynkoop St.
Denver, Colorado 80202
(303) 357-7310

Annex A

        LETTER OF TRANSMITTAL

TO TENDER
OLD 5.375% SENIOR NOTES DUE 2024
OF

ANTERO MIDSTREAM PARTNERS LP
ANTERO MIDSTREAM FINANCE CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED JUNE 29, 2017

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 27, 2017 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE ISSUERS.

        The Exchange Agent for the Exchange Offer is Wells Fargo Bank, National Association, and its contact information is as follows:

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303—121 PO Box 1517 Minneapolis, Minnesota 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303—121 Sixth & Marquette Avenue Minneapolis, Minnesota 55479	Wells Fargo Bank, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402
By Facsimile (for Eligible Institutions only): (877) 407-4679
For Information or Confirmation by Telephone: (800) 344-5128

        If you wish to exchange your issued and outstanding 5.375% Senior Notes due 2024 (the "old notes") for an equal aggregate principal amount of 5.375% Senior Notes due 2024 (the "new notes") with substantially identical terms that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Exchange Offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

        We refer you to the prospectus, dated June 29, 2017 (the "Prospectus"), of Antero Midstream Partners LP and Antero Midstream Finance Corporation (the "Issuers") and this Letter of Transmittal (this "Letter of Transmittal"), which together describe the Issuers's offer (the "Exchange Offer") to exchange the old notes for a like aggregate principal amount of new notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuers reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the old notes. Tender of the old notes in book-entry form is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your old notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

          1.     By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

          2.     By tendering old notes in the Exchange Offer, you represent and warrant that you have (1) full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes, (2) the Issuers will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances, and (3) the old notes tendered hereby are not subject to any adverse claims or proxies.

          3.     You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

          4.     By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act") (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

          5.     By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

            (a)   the new notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of you, whether or not you are the holder;

            (b)   you have not engaged in and do not intend to engage in the distribution of the new notes;

            (c)   you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

            (d)   you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

            (e)   if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

        You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights

Agreement, dated September 13, 2016 (the "Registration Rights Agreement"), by and among the Issuers, the Subsidiary Guarantors and the Initial Purchasers (as defined therein), on behalf of the purchasers of the old notes. Such election may be made by notifying the Issuers in writing at 1615 Wynkoop Street, Denver, Colorado 80202, Attention: Secretary. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuers, each of the directors of the Issuers, each of the officers of the Issuers who signs such shelf registration statement, each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act, and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

          6.     If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

          7.     If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

          8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of old notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth herein prior to 11:59 p.m., New York City time, on the Expiration Date.

2.     Partial Tenders.

        Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.     Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuers, in its sole discretion, which determination will be final and binding. The Issuers reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.     Waiver of Conditions.

        The Issuers reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.     No Conditional Tender.

        No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.     Request for Assistance or Additional Copies.

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent using the contact information set forth on the cover page of this

Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.     Withdrawal.

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "The Exchange Offer—Withdrawal of Tenders."

8.     No Guarantee of Late Delivery.

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.